                                                                    EXHIBIT 10.1

                             EMPLOYMENT AGREEMENT



     THIS AGREEMENT, by and between Kevin Moran (the "Executive") and IA Corporation I, a Delaware corporation (the "Company"), shall become effective as of July 22, 1998 (the "Effective Date").

     In consideration of the mutual covenants herein contained, and in consideration of the employment of Executive by the Company, the parties agree as follows:

     1.   Duties and Scope of Employment.
          ------------------------------

          (a) Position.  The Company agrees to employ the Executive under the
              --------
terms of this Agreement in the position of Chief Executive Officer of the Company. Executive will report to the Board of Directors of the Company.

          (b) Obligations.  During the term of this Agreement, the Executive
              -----------
shall devote Executive's full business efforts and time to the Company. The foregoing, however, shall not preclude the Executive from engaging in appropriate civic, charitable or religious activities or from devoting a reasonable amount of time to private investments or from serving on the boards of directors of other entities, as long as such activities and service do not interfere or conflict with Executive's responsibilities to the Company and do not represent business conflicts with the Company's business.

          (c) Company Policies.  Executive shall comply with all of the
              ----------------
Company's rules, policies and regulations applicable to the employees of the Company and with all of the Company's policies applicable to other similarly situated executives established by the Company's management and Board of Directors.

          (d) Director Position.  Executive shall be appointed to the Board of
              -----------------
Directors of the Company promptly following the Effective Date and during the term of this Agreement shall be nominated by the Company for reelection as a director at the Annual Meeting of Stockholders each year thereafter. Executive agrees to resign as a director promptly following any termination of this Agreement.

     2.   Base Compensation and Bonus.
          ---------------------------

          (a) Base Compensation.  Beginning on the Effective Date, the Executive
              -----------------
shall be paid a base salary of $265,000 annually, payable every two weeks (the "Base Compensation"). The Base Compensation shall be subject to review annually for increases by the Board of Directors, in its discretion, in connection with the annual review of salary and benefits for the Company's management.

          (b) Annual Performance Bonus.  Executive shall be entitled to a
              ------------------------
guaranteed annual performance bonus for Executive's first year of employment equal to $250,000, payable in quarterly installments of $62,500 on September 30, 1998, January 7, 1999, March 31, 1999 and June 30, 1999. Beginning in 1999 and for each year thereafter, Executive shall be eligible to receive an annual performance bonus of up to 100% of Executive's Base Compensation subject to Executive meeting or exceeding annual goals. The amount of the bonus, the annual goals and the determination of achievement of the goals shall be made by the Board of Directors, or a subcommittee thereof in their discretion. Any bonus for a calendar year shall be payable on January 31 of the subsequent calendar year. Executive's 1999 annual performance bonus will be prorated for one-half year.

          (c) Allowance.  Executive shall be entitled to an allowance of up to
              ---------
$7,500 per year for tax and estate planning. Expenses will be reimbursed Executive by the Company on an as incurred basis.

          (d) Employment Condition.  Except as otherwise provided herein,
              --------------------
payment of any bonus or allowance shall be conditioned on Executive's continued employment through the date of payment.

     3.   Definitions.  As used herein, the following definitions shall apply:
          -----------

          (a) Cause.  "Cause" shall mean the termination of employment of
              -----
Executive shall have taken place as a result of (i) Executive's continued failure to substantially perform Executive's principal duties and responsibilities

(other than as a result of Disability or death) after 30 days written notice from the Company specifying the nature of Executive's failure and demanding that such failure be remedied; (ii) Executive's material and continuing breach of Executive's obligations to the Company set forth in this Agreement, the Confidentiality Agreement (as defined herein), or any written rule, regulation or policy of the Company applicable to all employees after 30 days written notice from the Company specifying the nature of Executive's breach and demanding that such breach be remedied (unless such breach by its nature cannot be cured, in which case notice and an opportunity to cure shall not be required); (iii) Executive's being convicted of a felony; or (iv) act or acts of dishonesty undertaken by Executive and intended to result in substantial gain or personal enrichment of Executive at the expense of the Company.

          (b) Change of Control.  "Change of Control" shall mean the occurrence
              -----------------
of any of the following events:

              (i) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than Warburg, Pincus investors, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities; or

              (ii) The consummation of (A) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the entity that controls such surviving entity) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity or the entity that controls such surviving entity outstanding immediately after such merger or consolidation; or (B) the sale or disposition by the Company of all or substantially all the Company's assets.

          (b) Constructive Termination.  "Constructive Termination" shall mean a
              ------------------------
termination of employment due to any of the following, unless agreed to by Executive in writing: (i) a reduction in Executive's salary or benefits (except in connection with a decrease to be applied equally to all executives of the Company because the Company's performance has decreased, and excluding the substitution of substantially equivalent compensation and benefits); (ii) a material diminution of Executive's responsibilities (e.g., title, primary duties, resources); (iii) relocation of Executive by the Company to a location more than 50 miles from Emeryville, California; or (iv) failure of a successor to assume and perform under this Agreement.

          (c) Disability.  "Disability" shall mean that the Executive, at the
              ----------
time notice is given, has been unable to perform Executive's duties under this Agreement for a period of not less than 90 days consecutively as the result of Executive's incapacity due to physical or mental illness. In the event that the Executive resumes the performance of substantially all of Executive's duties hereunder within 90 days of the commencement of leave before the termination of employment under Section 6(b)(iii) becomes effective, the notice of termination shall automatically be deemed to have been revoked. This paragraph will be interpreted in compliance with the Americans with Disabilities Act.

     4.   Executive Benefits.
          ------------------

          (a) General.  Executive shall be entitled to participate in pension
              -------
plans, savings or profit-sharing plans, deferred compensation plans, supplemental retirement or excess-benefit plans, stock option, incentive or other bonus plans, life, disability, health, accident and other insurance programs, paid vacation time off (which will accrue for the Executive at a rate of 4.62 days per pay period beginning on the Effective Date), a car mileage allowance for business mileage and similar plans or programs made available to employees of the Company, subject in each case to the generally applicable terms and conditions of the plan or program and the decision of the Board of Directors or administrators of such plan.

          (b) Business Expenses and Travel.  During the term of Executive's
              ----------------------------
employment under this Agreement, Executive shall be authorized to incur necessary and reasonable travel, entertainment and other business expenses in connection with Executive's duties hereunder. The Company shall reimburse Executive for such expenses upon presentation of an itemized account and appropriate supporting documentation, all in accordance with the Company's generally applicable policies.

          (c) Stock Awards.  The Executive shall be granted stock options (the
              ------------
"Options") to purchase 530,000 shares of Common Stock of the Company at an exercise price of the closing price of the Common Stock as quoted on the NASDQ National Market System as of three business days following the issuance of the press release announcing Executive as Chief Executive Officer of the Company. The Options will be granted pursuant to the Company's standard form of stock option agreements. The Options shall be designated as incentive stock options under the Internal Revenue Code (the "Code") to the maximum extent possible under the Code. The Options shall be exercisable as to 132,500 shares, 12 months following the Effective Date, and an additional 11,042 shares at the end of each additional one-month period after the Effective Date such that all 530,000 shares will be exercisable on the date four years after the Effective Date. The Options shall have a term of ten years. Executive will be eligible to receive additional stock option grants at the discretion of the Company's Board of Directors. Such additional grants will be based on performance, and will be reviewed annually by the Board of Directors.

     5.   Acceleration After Change of Control.
          ------------------------------------

          (a) First Year Guaranteed Annual Performance Bonus.  The payment of
              ----------------------------------------------
the of Executive's first year guaranteed annual performance bonus shall be accelerated and paid in full in the event of a Change of Control and provided Executive has not been offered the job of Chief Executive Officer of the combined entity that includes the Company after such Change of Control (the "Combined Entity").

          (b) Options. The exercisability of the Options shall be accelerated as
              -------
follows:

              (i)   Change of Control During First Year.  In the event of a
                    -----------------------------------
Change of Control during Executive's first two years of employment with the Company, and provided Executive has not been offered the job of Chief Executive Officer of the Combined Entity, exercise of the Options shall be accelerated so that 50% of the Options are exercisable.

              (ii)  Change of Control After Year Two.  In the event of a Change
                    --------------------------------
of Control after Executive's second year of employment with the Company, and provided Executive has not been offered the job of Chief Executive Officer of the Combined Entity, the exercise of the Options shall be accelerated so that 100% of the Options are exercisable.

     6.   Term of Employment.
          ------------------

          (a) Basic Rule.  The Company agrees to continue Executive's
              ----------
employment, and Executive agrees to remain in the employ of the Company, pursuant to the provisions of this Agreement. Executive's employment is and shall be "at will".

          (b) Termination by the Company.  The Company may terminate Executive's
              --------------------------
employment at any time, for any reason or no reason, with 30 days advance notice in writing.

              (i)   Termination Without Cause.  If the Company terminates
                    -------------------------
Executive's employment during the term of this Agreement for any reason whatsoever, including a Constructive Termination, and other than voluntary termination of employment or Termination for Cause, the provisions of Section 7(a) shall apply.

              (ii)  Termination for Cause.  If the Company terminates
                    ---------------------
Executive's employment for Cause during the term of this Agreement, the provisions of Section 7(b) shall apply.

              (iii) Termination on Death or Disability.  If Executive's
                    ----------------------------------
employment terminates as a result of Executive's death or the Company terminates Executive's employment as a result of Disability, the provisions of Section 7(c) shall apply.

          (c) Voluntary Termination by the Executive.  The Executive may
              --------------------------------------
terminate Executive's employment voluntarily by giving the Company 30 days advance notice in writing, at which time the provisions of Section 7(b) shall apply. However, if the Executive terminates Executive's employment pursuant to this Section 6(c) as a result of the occurrence of any of the events set forth in the definition of a Constructive Termination, the provisions of Section 7(a) shall apply, provided the Executive has provided written notice to the Company reasonably specifying the reasons why one of such events in the definition of a Constructive Termination has occurred and the Company has not cured such event within 20 days after receipt of such notice.

          (d) Waiver of Notice.  Any waiver of notice shall be valid only if it
              ----------------
is made in writing and expressly refers to the applicable notice requirement in this Section 6.

     7.   Payments Upon Termination of Employment.
          ---------------------------------------

          (a) Payments Upon Termination Pursuant to Section 6(b)(i) and
              ---------------------------------------------------------
Constructive Termination.  If, during the term of this Agreement, the
------------------------
Executive's employment is terminated by the Company pursuant to Section 6(b)(i) or voluntarily by the Executive under Section 6(c) as a result of a Constructive Termination, the Executive shall be entitled to receive the following:

              (i)   Severance Payment. In lieu of any payments under the
                    -----------------
Company's severance plan, the Company shall continue to pay to the Executive his Base Compensation (the "Severance Payment") for up to 12 months following the termination date (the "Severance Period"). The duration of the Severance Period will be determined by the Company's Board of Directors, but in no event will the Severance Payment be less than that amount Executive would have otherwise have been entitled to under the Company's severance plan. The Base Compensation amount shall be determined with reference to the Base Compensation in effect for the month in which the date of employment termination occurs.

              (ii)  Stock Options.  Except as otherwise provided in Section 5,
                    -------------
Executive shall have 90 days from the date of termination of employment in which to exercise any Options, to the extent such Options are exercisable as of the termination date.

              (iii) Method of Payment.  The Severance Payment shall be made
                    -----------------
every two weeks during the Severance Period. In the event Executive accepts other full-time employment during the Severance Period, Executive will notify the Company of such employment and the Company will pay Executive an amount equal to the unpaid portion of the Severance Payment.

              (iv)  Health and Welfare Benefits.  The Company shall continue to
                    ---------------------------
provide health and welfare benefits for the duration of the Severance Period. Such benefits will be discontinued to the extent that Executive receives similar benefits in connection with new employment. Executive will also be entitled to such payments and benefits as may be provided under applicable benefit plans and programs of the Company.

              (v)   Payment in Lieu of Contract Damages.  The Severance Payment
                    -----------------------------------
shall be in lieu of any further payments to the Executive and any further accrual of benefits with respect to periods subsequent to the date of the employment termination.

              (vi)  No Duty to Mitigate.  The Executive shall not be required to
                    -------------------
mitigate the amount of any payment contemplated by this Section 7(a) (whether by seeking new employment or in any other manner).

              (vii) Termination In Year One of Employment.  In addition to the
                    -------------------------------------
foregoing, if Executive's termination occurs during Executive's first year of employment with the Company, Executive will be entitled to an amount equal to the unpaid balance of Executive's (A)Base Compensation for year one of employment and (B) $250,000 guaranteed annual performance bonus for year one of employment.

          (b) Termination By Company for Cause or Voluntary Termination.  If the
              ---------------------------------------------------------
Executive's employment is terminated pursuant to Section 6(b)(ii) or voluntarily (other than a Constructive Termination) pursuant to Section 6(c), no compensation or payments will be paid or provided to Executive for the periods following the date when such a termination of employment is effective. Notwithstanding the preceding sentence, Executive's rights under the benefit plans and any stock option plans of the Company shall be determined under the provisions of the applicable benefit plans and stock option plans and related agreements under which Options were granted, provided Executive shall have 90 days from the date of termination of employment in which to exercise the Options to the extent such Options are exercisable as of the termination date.

          (c) Termination on Death or Disability.  If Executive's employment is
              ----------------------------------
terminated because of Executive's death or Disability, then no compensation payments will be paid or provided to Executive or Executive's estate for periods following the date of such termination under this Agreement and Executive shall receive severance and disability payments as provided in the Company's standard benefit plans. Executive's Options shall be exercisable as provided in such agreements in each case to the extent such Options are exercisable as of the date of termination.

          (d) Adjustment Upon Change of Control For Excise Tax.  Notwithstanding
              ------------------------------------------------
any other provision of this Agreement, if a termination of employment occurs and as a result Executive is subject to any Federal excise tax imposed pursuant to
Section 4999 of the Internal Revenue Code (or any successor provision), Executive's Severance Payment shall be reduced to the extent necessary if Executive would receive a greater after tax benefit as a result of any such reduction than if Executive receives full payment of the Severance Payment.

     8.   Inventions and Proprietary Information.  The Executive agrees to
          --------------------------------------
comply fully with the Company's policies relating to invention and non-disclosure of the Company's trade secrets and proprietary information and processes, as set out in Exhibit A hereto (the "Confidentiality Agreement").

     9.   Successors.
          ----------

          (a) Company's Successors.  Any successor to the Company (whether
              --------------------
direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume this Agreement and agree expressly to perform this Agreement in the same manner and to the same extent as the Company would be required to perform it in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement described in this subsection (a) or which becomes bound by this Agreement by operation of law.

          (b) Executive's Successors.  This Agreement and all rights of the
              ----------------------
Executive hereunder shall inure to the benefit of, and be enforceable by, Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

     10.  Notice.  Notices and all other communications contemplated by this
          ------
Agreement shall be in writing and shall be deemed to have been duly given when personally delivered; upon delivery when sent by over night courier; or five days after being mailed by first class mail, return receipt requested and postage prepaid. In the case of the Executive, mailed notices shall be addressed to Executive at the home address which Executive most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Chief Financial Officer.

     11.  Non-Competition.  During the term of this Agreement and for one  year
          ---------------
following the termination of this Agreement (the "Non-Competition Period"), Executive shall not maintain or enter into any employment position or consulting relationship with a "Direct Competitor" of the Company, which is generally defined as the business unit, division, subsidiary or individual that offers or sells products or services substantially similar to those offered or sold by the Company ("Competitive Products") during the term of this Agreement. Direct Competitor shall not generally include affiliates, business units, divisions or subsidiaries of any Direct Competitor that do not offer or sell Competitive Products. The classification of any entity as a Direct Competitor shall be at the Company's reasonable discretion. In the event during the Non-Competition Period Executive breaches this Section 11, Executive agrees that all obligations of the Company to make the Severance Payment, shall immediately terminate and Executive shall repay to the Company an amount equal to the after tax proceeds to Executive of any Severance Payments paid to date.

     12.  Solicitation of Employees.  Executive agrees that for a period of 12
          -------------------------
months immediately following the termination of Executive's employment with the Company, Executive shall not either directly or indirectly solicit, induce, recruit, or encourage any of the Company's employees to leave their employment, or take away such employees, or attempt to solicit, induce, recruit, encourage or take away employees of the Company, either for Executive or for any other person or entity.

     13.  Miscellaneous Provisions.
          ------------------------

          (a) Waiver.  No provision of this Agreement shall be modified, waived
              ------
or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Executive and an officer or a director of the Company authorized by the Board of Directors. No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

          (b) Whole Agreement.  No agreements, representations or understandings
              ---------------
(whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof. This Agreement supersedes and replaces any and all previous agreements between the Executive and the Company regarding compensation or terms of employment.

          (c) Choice of Law.  The validity, interpretation, construction and
              -------------
performance of this Agreement shall be governed by the laws of the State of California.

          (d) Severability.  The invalidity or unenforceability of any provision
              ------------
or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

          (e) Arbitration.  With the exception of the equitable relief provided
              -----------
for in Exhibit A, any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in San Francisco, California, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

          (f) No Assignment of Benefits.  The rights of any person to payments
              -------------------------
or benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any action in violation of this subsection (f) shall be void.

          (g) Limitation of Remedies.  If the Executive's employment terminates
              ----------------------
for any reason, the Executive shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Agreement.

          (h) Employment Taxes.  All payments made pursuant to this Agreement
              ----------------
will be subject to withholding of applicable taxes.

          (i) Counterparts.  This Agreement may be executed in counterparts,
              ------------
each of which shall be deemed an original, but all of which together will constitute one and the same instrument.



                     -this space left intentionally blank-

          (j) Representation by Counsel.  Executive represents that Executive
              -------------------------
has had the opportunity to seek and has been represented by independent legal counsel in connection with entering into the Agreement.

          IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer.


IA Corporation I


/s/ C.V. Ravi                       /s/ Kevin D. Moran
-------------------------------     -------------------------------
                                    Executive's Signature

Chairman                            430 Fulton Road
-------------------------------     -------------------------------
Title                               Address

July 10, 1998                       San Mateo, CA 94402
-------------------------------     -------------------------------
Date                                City, State, Zip

                                    (650) 401-7055
                                    -------------------------------
                                    Telephone

                                    ###-##-####
                                    -------------------------------
                                    Social Security #

                                    July 10, 1998
                                    -------------------------------
                                    Date

                                   EXHIBIT A

                          CONFIDENTIAL INFORMATION AND
                         INVENTION ASSIGNMENT AGREEMENT


     1.   Confidential Information.
          ------------------------

          (a) Company Information.  I agree at all times during the term of my
              -------------------
employment and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm or corporation without written authorization of the Board of Directors of the Company, any Confidential Information of the Company. I understand that "Confidential Information" means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customer lists and customers (including, but not limited to, customers of the Company on whom I called or with whom I became acquainted during the term of my employment), markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information disclosed to me by the Company either directly or indirectly in writing, orally or by drawings or observation of parts or equipment. I further understand that Confidential Information does not include any of the foregoing items which has become publicly known and made generally available through no wrongful act of mine or of others who were under confidentiality obligations as to the item or items involved.

          (b) Former Employer Information.  I agree that I will not, during my
              ---------------------------
employment with the Company, improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer or other person or entity and that I will not bring onto the premises of the Company any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

          (c) Third Party Information.  I recognize that the Company has
              -----------------------
received and in the future will receive from third parties (which includes, but is not limited to customers of the Company) their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out my work for the Company consistent with the Company's agreement with such third party.

     2.   Inventions.
          ----------

          (a) Inventions Retained and Licensed.  I have attached hereto, as
              --------------------------------
Attachment 1, a list describing all inventions, original works of authorship, developments, improvements, and trade secrets which were made by me prior to my employment with the Company (collectively referred to as "Prior Inventions"), which belong to me, which relate to the Company's proposed business, products or research and development, and which are not assigned to the Company hereunder; or, if no such list is attached, I represent that there are no such Prior Inventions.

          (b) Assignment of Inventions.  I agree that I will promptly make full
              ------------------------
written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all my right, title, and interest in and to any and all inventions, original works of authorship, developments, concepts, improvements or trade secrets, whether or not patentable or registrable under copyright or similar laws, which I may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time I am in the employ of the Company (collectively referred to as "Inventions"), except as provided in Section 3(f) below. I further acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of and during the period of my employment with the Company and which are protectible by copyright are "works made for hire," as that term is defined in the United States Copyright Act.

          (c) Inventions Assigned to the United States.  I agree to assign to
              ----------------------------------------
the United States government all my right, title, and interest in and to any and all Inventions whenever such full title is required to be in the United States by a contract between the Company and the United States or any of its agencies.

          (d) Maintenance of Records.  I agree to keep and maintain adequate and
              ----------------------
current written records of all Inventions made by me (solely or jointly with others) during the term of my employment with the Company. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company. The records will be available to and remain the sole property of the Company at all times.

          (e) Patent and Copyright Registrations.  I agree to assist the
              ----------------------------------
Company, or its designee, at the Company's expense, in every proper way to secure the Company's rights in the Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of this Agreement. If the Company is unable because of my mental or physical incapacity or for any other reason to secure my signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions or original works of authorship assigned to the Company as above, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by me.

          (f) Exception to Assignments.  I understand that the provisions of
              ------------------------
this Agreement requiring assignment of Inventions to the Company do not apply to any invention which qualifies fully under the provisions of California Labor Code Section 2870 (attached hereto as Attachment 2). I will advise the Company promptly in writing of any inventions that I believe meet the criteria in California Labor Code Section 2870 and not otherwise disclosed on Attachment 1.

     3.   Returning Company Documents.  I agree that, at the time of leaving the
          ---------------------------
employ of the Company, I will deliver to the Company (and will not keep in my possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items developed by me pursuant to my employment with the Company or otherwise belonging to the Company, its successors or assigns. In the event of the termination of my employment, I agree to sign and deliver the "Termination Certification" attached hereto as Attachment 3.

     4.   Notification of New Employer.  In the event that I leave the employ of
          ----------------------------
the Company, I hereby grant consent to notification by the Company to my new employer about my rights and obligations under this Agreement.

     5.   Equitable Relief.  I agree that it would be impossible or inadequate
          ----------------
to measure and calculate the Company's damages from any breach of the covenants set forth in Sections 1, 2, and 3 herein. Accordingly, I agree that if I breach any of such Sections, the Company will have available, in addition to any other right or remedy available in arbitration, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement. I further agree that no bond or other security shall be required in obtaining such equitable relief and I hereby consent to the issuance of such injunction and to the ordering of specific performance.

                                  ATTACHMENT 1
                                  ------------


                            LIST OF PRIOR INVENTIONS
                        AND ORIGINAL WORKS OF AUTHORSHIP


                                    Identifying Number
Title          Date                 or Brief Description
-----          ----                 --------------------








[X]  No inventions or improvements
[_]  Additional Sheets Attached


Signature of Employee: /s/ Kevin D. Moran
                      ---------------------------

Print Name of Employee:  Kevin D. Moran
                       ---------------------------
Date: July 10, 1998
      -------------

                                  ATTACHMENT 2
                                  ------------


                       CALIFORNIA LABOR CODE SECTION 2870
                  EMPLOYMENT AGREEMENTS; ASSIGNMENT OF RIGHTS


     "(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

          (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or

          (2) Result from any work performed by the employee for the employer.

     (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable."

                                  ATTACHMENT 3
                                  ------------


                           TERMINATION CERTIFICATION


     This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging to IA Corporation I, its subsidiaries, affiliates, successors or assigns (together, the "Company").

     I further certify that I have complied with all the terms of the Company's Employment Confidential Information and Invention Assignment Agreement signed by me, including the reporting of any inventions and original works of authorship (as defined therein), conceived or made by me (solely or jointly with others) covered by that agreement.

     I further agree that, in compliance with the Confidentiality Agreement, I will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company or any of its employees, clients, consultants or licensees.


Date:  ___________________


/s/ Kevin D. Moran
-------------------------------
(Executive's Signature)


Kevin D. Moran
-------------------------------
(Type/Print Executive's Name)